Exhibit 10.15
SMITHFIELD FOODS, INC.
OMNIBUS INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD NOTICE
Pursuant to the terms and conditions of the Smithfield Foods, Inc., Omnibus Incentive Plan (as it may be amended or restated from time to time, the “Plan”), Smithfield Foods, Inc., a Virginia corporation (the “Company”), hereby grants to the individual listed below (the “Participant”) the number of restricted stock units (the “RSUs”) set forth below. This award of RSUs (this “Award”) is subject to the terms and conditions set forth herein and in the Restricted Stock Unit Award Agreement attached hereto as Exhibit A (the “Award Agreement”), and the Plan, each of which is incorporated herein by reference. Any defined terms used herein or in the Award Agreement without definition will have the meanings specified in the Plan.

Type of Award:	Restricted Stock Units
Participant:
Date of Grant:
Number of RSUs Granted:
Vesting Schedule:	All RSUs will vest on the day immediately preceding the next annual meeting of the Company’s stockholders to occur following the year in which the Date of Grant occurs.
By signing below, the Participant agrees to be bound by the terms and conditions of the Plan, the Award Agreement, and this Restricted Stock Unit Award Notice (this “Award Notice”). The Participant acknowledges that the Participant has reviewed the Agreement, the Plan, and this Award Notice in their entirety and fully understands all provisions therein, and that the Participant has had an opportunity to obtain the advice of counsel prior to executing this Award Notice. The Participant agrees to accept as binding, conclusive, and final all decisions and interpretations of the Committee regarding any questions or determinations arising under the Agreement, the Plan, or this Award Notice. This Award Notice may be executed in one or more counterparts (including portable document format (.pdf) and facsimile counterparts), each of which will be deemed an original, but all of which together will constitute one and the same agreement.
[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Award Notice to be executed by a duly authorized officer, and the Participant has executed this Award Notice, effective for all purposes as provided above.

SMITHFIELD FOODS, INC.

By:
Name:
Title

PARTICIPANT

Name:

EXHIBIT A
RESTRICTED STOCK UNIT AWARD AGREEMENT
This Restricted Stock Unit Award Agreement (together with the Award Notice to which this Agreement is attached and which is incorporated herein by reference, this “Award Agreement”) is made as of the Date of Grant set forth in the Award Notice to which this Agreement is attached by and between the Company and the Participant. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan will control.
1.Award. In consideration of the Participant’s past and continued service as a director to the Company or an Affiliate and for other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the Company hereby grants to the Participant the number of RSUs set forth in the Award Notice, each of which represents the right to receive one Share upon settlement.
2.Vesting. The RSUs will vest in accordance with the vesting schedule set forth in the Award Notice; provided, that the RSUs will accelerate and vest in full upon the earlier to occur of the Participant’s death and a Change in Control. Upon the Participant’s Termination of Service, prior to the vesting of all of the RSUs (but after giving effect to any accelerated vesting pursuant to this Section 2), all unvested RSUs will terminate automatically without any further action by the Company and will be forfeited without further notice and at no cost to the Company.
3.Dividend Equivalent Rights. If the Company declares and pays a regular cash dividend in respect of its outstanding Shares (which, for clarity, does not include any extraordinary cash dividend) and, on the record date for such dividend, the Participant holds RSUs granted pursuant to this Agreement that have not been settled, the Company will record the amount of such dividend in a bookkeeping account and pay to such Participant an amount in cash equal to the cash dividends the Participant would have received if the Participant were the holder of record, as of such record date, of a number of Shares equal to the number of RSUs held by the Participant that have not been settled as of such record date (the “Dividend Equivalent Rights”). The Dividend Equivalent Rights will be settled within 30 days after the underlying RSU settles. For purposes of clarity, if the Participant forfeits any of the RSUs pursuant to the terms of this Agreement, then the Participant will also forfeit the Dividend Equivalent Rights, if any, accrued with respect to such forfeited RSUs. No interest will accrue on the Dividend Equivalent Rights between the declaration and payment of the applicable dividends and the settlement of the Dividend Equivalent Rights.
4.Settlement of RSUs. As soon as administratively practicable following the vesting of RSUs pursuant to Section 2, but in no event later than 30 days after such vesting date, the Company will deliver to the Participant a number of Shares equal to the number of RSUs then vesting subject to this Award. The Company will deliver Shares hereunder either by delivering to the Participant one or more certificates for such Shares or by entering such Shares in book-entry form, as the Committee determines. The value of Shares will not bear any interest owing to the passage of time.

5.Releases. Any issuance or transfer of Shares or other property to the Participant or the Participant’s legal representative, heir, legatee, designated beneficiary, or distributee in accordance with this Agreement will be in full satisfaction of all claims of all such Persons hereunder. As a condition precedent to such payment or issuance, the Company may require the Participant or the Participant’s legal representative, heir, legatee, designated beneficiary, or distributee to execute (and not revoke within any time provided to do so) a release and receipt therefor in such form as it deems appropriate; provided, however, that no review period under such release will modify the date of settlement with respect to vested RSUs.
6.Notices. All notices and other communications under this Agreement must be in writing and must be delivered to the other party at the following address (or at such other address for a party as specified by like notice):
If to the Company:
Smithfield Foods, Inc.
200 Commerce Street
Smithfield, Virginia 23430
Attn: General Counsel
If to the Participant, at the Participant’s last known address on file with the Company.
7.Consent to Electronic Delivery; Electronic Signature. In lieu of receiving documents in paper format, the Participant agrees, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company may be required to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports, and all other forms of communications) in connection with this Award. Electronic delivery may be via a Company electronic mail system or by reference to a location on a Company intranet to which the Participant has access. The Participant hereby consents to all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may be required to deliver, and agrees that his electronic signature is the same as, and will have the same force and effect as, his manual signature.
8.Participant Agreement to Furnish Information. The Participant agrees to furnish to the Company all information that the Company may request from time to time to enable it or any of its Affiliates to comply with any reporting or other requirement imposed thereon by or under any Applicable Law.
9.Entire Agreement. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties, and agreements between the parties with respect to the Award; provided¸ however, that the terms of this Agreement do not modify, and will be subject to the terms and conditions of, any service, consulting, or severance agreement between the Company (or an Affiliate) and the Participant in effect as of the date a determination is to be made under this Agreement. The Committee may amend this Agreement from time to time in any manner that is not inconsistent with the Plan; provided, however, that except as otherwise provided in the Plan or this Agreement, any such amendment that materially reduces the rights of the Participant will be effective only if it is in writing and signed by both the Participant and an authorized officer of the Company.
10.Severability and Waiver. If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of such provision will not affect the validity or enforceability of any other provision of this Agreement, and all other provisions will remain in full force and effect. Waiver by any party of any breach of this Agreement or failure to exercise any right hereunder will not be deemed a waiver of any other breach or right. The failure of any party to act by reason of such breach or to exercise any such right will not deprive the party of the right to act at any time while or after such breach or condition giving rise to such rights continues.
11.Claw-Back and Recoupment. The Participant’s rights with respect to this Award will in all events be subject to (a) the Company’s or any of its Affiliates’ rights under any recoupment policy or other agreement or arrangement with the Participant and (b) any right or obligation that the Company or any Affiliate may have regarding the claw-back of “incentive-based compensation” under Section 10D of the Exchange Act or any other Applicable Law.
12.Governing Law. This Agreement and actions taken in connection herewith are governed by, and should be construed in accordance with, the laws of Virginia, without reference to principles of conflict of laws.
13.Successor and Assigns. This Agreement is binding on all successors and permitted assigns of the Participant, including, without limitation, his estate and the executor, administrator, or trustee of such estate.
14.Headings and Captions. The headings and captions herein are provided for reference and convenience only, should not be considered part of this Agreement, and may not be employed in the construction of this Agreement.
[Remainder of Page Intentionally Left Blank]